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                                  Law Office

                       STRADLEY, RONON, STEVENS & YOUNG, LLP

                              30 Valley Stream Parkway
                          Malvern, Pennsylvania 19355-1481
                                   (640) 640-5800

Direct Dial: (610) 640-5801


                              January 12, 1999


Board of Directors
DFA Investment Dimensions Group Inc.
1199 Ocean Avenue, 11th Floor
Santa Monica, CA  90401

Gentlemen:

          We have examined the Articles of Incorporation ("Articles") of DFA Investment Dimensions Group Inc. (the "Fund"), a corporation organized under Maryland law, and its by-laws, both as amended to date, the registration statement filed by the Fund under the Securities Act of 1933, as amended ("Registration Statement"), and such records of the corporate proceedings as we deem material to this opinion.
          As of the date hereof: (i) the Fund is authorized to issue an aggregate of 6,000,000,000 shares of common stock, of a par value of $0.01 per share; and (ii) in accordance with authority provided in the Articles, the board of directors has divided the authorized shares of common stock into the following 34 classes, and has authorized each such class to issue the number of shares set forth below.


          The U.S. 9-10 Small Company Portfolio Shares           300,000,000 shares;
          The Japanese Small Company Portfolio Shares            50,000,000 shares;
          United Kingdom Small Company Portfolio Shares          20,000,000 shares;
          The DFA Five-Year Government Portfolio Shares          100,000,000 shares;
          The Continental Small Company Portfolio Shares         50,000,000 shares;
          The U.S. Large Company Portfolio Shares                200,000,000 shares;
          The DFA Intermediate Government Fixed Income
               Portfolio Shares                                  100,000,000 shares;
          The DFA Global Fixed Income Portfolio Shares           100,000,000 shares;
          The Large Cap International Portfolio Shares           150,000,000 shares;
          The Pacific Rim Small Company Portfolio Shares         50,000,000 shares;
          The U.S. 6-10 Small Company Portfolio Shares           100,000,000 shares;



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

          The DFA Real Estate Securities Portfolio Shares        100,000,000 shares;
          The U.S. Large Cap Value Portfolio Shares              100,000,000 shares;
          The U.S. 6-10 Value Portfolio Shares                   200,000,000 shares;
          RWB/DFA International High Book to Market
               Portfolio Shares                                  100,000,000 shares;
          The DFA One-Year Fixed Income Portfolio Shares         140,000,000 shares;
          The Emerging Markets Portfolio Shares                  100,000,000 shares;
          VA Large Value Portfolio Shares                        50,000,000 shares;
          VA Global Bond Portfolio Shares                        50,000,000 shares.
          DFA International Small Cap   Value
               Portfolio Shares                                  100,000,000 shares;
          VA Small Value Portfolio Shares                        50,000,000 shares;
          VA International Value Portfolio Shares                50,000,000 shares;
          VA International Small Portfolio Shares                50,000,000 shares;
          The VA Short-Term Fixed Portfolio Shares               50,000,000 shares;
          DFA Two-Year Global Fixed Income
               Portfolio Shares                                  100,000,000 shares;
          Enhanced U.S. Large Company Portfolio Shares           100,000,000 shares;
          International Small Company Portfolio Shares           100,000,000 shares;
          Emerging Markets Small Cap Portfolio Shares            100,000,000 shares;
          U.S. 4-10 Value Portfolio Shares                       100,000,000 shares;
          Emerging Markets Value Portfolio Shares                100,000,000 shares;
          Tax-Managed U.S. 5-10 Value Portfolio Shares           100,000,000 shares;
          Tax-Managed U.S. 6-10 Small Company
               Portfolio Shares                                  100,000,000 shares;
          Tax-Managed U.S. Marketwide Value
               Portfolio Shares                                  100,000,000 shares;
          Tax-Managed DFA International Value
               Portfolio Shares                                  100,000,000 shares;


          Based upon the above-described examination, it is our opinion that as long as the Fund remains a corporation in good standing under the laws of the state of Maryland, the authorized but unissued shares of each class of stock listed above, when issued for the consideration established by the board of directors, as described in the Registration Statement, will be, under the law of the state of Maryland, legally issued, fully-paid, non-assessable outstanding shares of common stock of the Fund.



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          We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to reference therein to us as counsel who have rendered this opinion.

                              Very truly yours,

                              STRADLEY, RONON, STEVENS & YOUNG, LLP


                              By:  /s/  Stephen W. Kline
                                 ------------------------------
                                        Stephen W. Kline

SWK/cgm